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Exhibit 23(j)










                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 33-90358 on Form N-1A of the Oak Value Fund, of the Oak Value Trust (formerly The Tuscarora Investment Trust), of our report dated August 22, 2002, which is incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information, which are part of such Registration Statement.




DELOITTE & TOUCHE LLP

Dayton, Ohio
October 24, 2002